PROXY RESULTS
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Seligman Municipal Fund Series, Inc. Shareholders voted on the following proposals at the Special Meeting of Shareholders held on September 30, 1996, in New York, NY. Each Director was elected, and all other proposals were approved. The description of each proposal and number of shares voted are as follows:

ELECTION OF DIRECTORS:
                          FOR      WITHHELD
                          ---      ---------

Fred E. Brown         85,846,451   2,140,661
John R. Galvin        85,851,675   2,135,437
Alice S. Ilchman      85,818,039   2,169,073
Frank A. McPherson    85,831,415   2,155,697
John E. Merow         85,937,945   2,049,167
Betsy S. Michel       85,974,898   2,012,214
William C. Morris     85,968,753   2,018,359
James C. Pitney       85,895,550   2,091,562
James Q. Riordan      85,913,398   2,073,714
Ronald T. Schroeder   85,962,440   2,024,672
Robert L. Shafer      85,878,304   2,108,808
James N. Whitson      85,947,104   2,040,008
Brian T. Zino         85,976,353   2,010,759

RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS:

FOR                  AGAINST                   ABSTAIN               NON-VOTE
---                  -------                   -------               ---------
83,599,827           570,927                 3,816,358                   n/a

APPROVAL TO PERMIT ANY PORTION OF INVESTMENTS IN SECURITIES SUBJECT TO THE FEDERAL ALTERNATIVE MINIMUM TAX:

SERIES               FOR      AGAINST     ABSTAIN   NON-VOTE
---------------   ---------   -------   ---------   -------
 National         6,660,927   419,838     577,103   171,544
 Colorado         3,015,391   283,717     415,886   152,733
 Georgia          3,947,344   188,085     337,558   103,516
 Louisiana        3,581,306   507,762     312,014   104,266
 Maryland         3,310,346   367,134     282,861   117,675
 Massachusetts    6,572,489   614,584     533,388   586,521
 Michigan         7,889,523   718,166   1,005,536   570,903
 Minnesota        6,885,355   753,334     741,214   310,607
 Missouri         2,980,511   300,450     204,955    54,336
 New York         4,635,959   432,369     364,351   347,030
 Ohio             9,844,272   878,590     870,677   623,238
 Oregon           3,956,882   448,353     537,848   132,156
 South Carolina   8,145,526   425,295     634,086   131,602
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